Exhibit 99.1

Washington Prime Group Announces Amendments to Its Credit Facilities

COLUMBUS, OH – August 17, 2020 – Washington Prime Group Inc. (NYSE: WPG) today announced that the Company has entered into amendments with respect to its credit facilities, which will provide certain covenant relief through the third quarter of 2021 (the “Amendments”), further strengthening and supporting the Company’s execution of its long term business plan.

Lou Conforti, CEO and Director of Washington Prime Group stated: “I’m pleased to announce the successful modification of our credit facilities without any reduction of their size or change to maturity dates. The quid pro quo is temporary partial collateral which still leaves approximately half of our previously unencumbered net operating income free and clear of mortgage liens. It’s important to point out, the breach was entirely related to the COVID-19 pandemic. It was technical in nature and was limited to leverage based financial covenants. Plain and simple, it’s the result of what happens when a pandemic reduces your numerator e.g. rental income by nearly one half during a quarter. Furthermore, interest coverage was and is still in excess of required thresholds and our ability to service our mortgages and unsecured notes was never in question.

“We structured a favorable modification with our lending partners which allows us to continue to execute our dominant town center mandate. In other words, it’s business as usual and I’d like to thank our lending partners who adamantly believe in our focus of serving midsize cities and their respective demographic constituencies. Their cooperation and support is greatly appreciated.

“As it relates to the second quarter, instead of ‘beefing up’ rental collections for short term results, we steadfastly maintained our policy whereby we regard our tenants as partners. Accordingly, we entered into constructive negotiations in order to resolve amounts owed via reasonable deferral payment plans. We quickly realized if we adopted a confrontational approach with the intent to overemphasize second quarter operating metrics, this would serve as a detriment to longstanding relationships we have worked hard to nurture as well as send a less than friendly message to those tenants we are actively courting.

“In addition, while we substantially reduced corporate overhead and operating expenses, this national crisis served as the catalyst by which we could further our town centers’ standing as a community resource. We opted not to sacrifice our meaningful presence and goodwill by reducing our local management teams to a skeleton crew. As a result, they worked diligently during the pandemic and continue to do so as exhibited by our hosting of 900 community service projects nationwide.

“Our strategy worked. July exhibited a healthy 71.3% collection rate and we believe these trends will only improve throughout the remainder of the year. Furthermore, and this is not a typo, we leased 2.2M SF of space during the first half of 2020, and during the height of the pandemic (March, April, May and June), 182 leases were signed totaling 1.3M SF. At the risk of being Machiavellian, we also instituted an incentive program which resulted in discontented local entrepreneurs relocating to our assets from competitors and brand new NOI from this program currently stands at $1.2M. Also, every single one of our adaptive reuse tenants e.g. department store replacements, have reaffirmed their lease commitments. Finally, our last mile fulfillment initiative, Fulventory, has been met with an enthusiastic response as evidenced by the initial leasing we have executed to date and discussions are underway with several tenants and logistics providers to address portfolio wide fulfillment solutions.

“While the second quarter impact of the COVID-19 pandemic was unlike anything I’ve certainly ever experienced, it only strengthened our conviction regarding the necessity of tenant diversification, common area activation, relevant adaptive reuse, and eCommerce capabilities. The importance of midsize cities where the vast majority of our dominant town centers are situated has also been recently reinforced as larger MSAs have been disproportionately impacted by recent events. The affirmation of all those with whom we interact whether lender, tenant, sponsor, guest, etc. during these crazy times is why we continue to grind it out.”

The Amendments will be partially collateralized by properties making up approximately half of the Company’s previously unencumbered net operating income, with the Company having the ability to release the security starting in the third quarter of 2021 if certain financial conditions are met. The all-in interest rate, depending on total leverage levels, will range from LIBOR plus 2.35% to 2.60% with a LIBOR floor of 50 basis points.

Based upon the amended financial covenant requirements and internal estimates, the Company projects that it will remain in compliance with these revised financial covenants along with other unsecured debt covenants. As previously announced, the Company was in compliance with these covenants as of the end of most recently completed fiscal quarter that ended June 30, 2020.

Please refer to the Company’s Current Report on Form 8-K for additional details on the Amendments.

About Washington Prime Group

Washington Prime Group: National footprint with local flavor. With about 100 town centers throughout the US, we’re as American as apple pie. As a matter of fact, we are also as American as deep dish pizza in Chicago, Hawaiian poke salad, vegan spring rolls in Malibu, El Paso Tex-Mex, Maryland crab cakes, kimchi in Orange County, Memphis barbeque and a Kansas City porterhouse. Our well regarded infrastructure, from Hawaii to Connecticut, and pretty much everywhere else in between, allows our tenant and sponsor partners to benefit from the operating efficacy and economies of scale at a large national real estate company, alongside local management who possess comprehensive knowledge of the specific locale within which they reside. Washington Prime Group® is a registered trademark of the Company. Learn more at www.washingtonprime.com or on Instagram or on LinkedIn.

Contact

Kimberly A. Green, VP, Investor Relations & Corporate Communications, 614.887.5647 or Kim.Green@washingtonprime.com.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 which represent the current expectations and beliefs of management of Washington Prime Group Inc. (“WPG”) concerning the Amendments, the anticipated consequences and benefits of the Amendments, and other future events and their potential effects on WPG, including, but not limited to, statements relating to anticipated financial and operating results, including its covenant compliance, the Company’s plans, objectives, expectations and intentions, cost savings and other statements, including words such as “anticipate,” “believe,” “confident,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” and other similar expressions. Such statements are based upon the current beliefs and expectations of WPG’s management, and involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of WPG to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, without limitation: changes in asset quality and credit risk; ability to sustain revenue and earnings growth; changes in political, economic or market conditions generally and the real estate and capital markets specifically; the impact of increased competition; the availability of capital and financing; tenant or joint venture partner(s) bankruptcies; the failure to increase store occupancy and same-store operating income; risks associated with the acquisition, disposition, (re)development, expansion, leasing and management of properties; changes in market rental rates; trends in the retail industry; relationships with anchor tenants; risks relating to joint venture properties; costs of common area maintenance; competitive market forces; the level and volatility of interest rates; the rate of revenue increases as compared to expense increases; the financial stability of tenants within the retail industry; the restrictions in current financing arrangements or the failure to comply with such arrangements; the liquidity of real estate investments; the impact of changes to tax legislation and WPG’s tax positions; losses associated with closures, failures and stoppages associated with the spread and proliferation of the coronavirus (COVID-19) pandemic; to qualify as a real estate investment trust; the failure to refinance debt at favorable terms and conditions; loss of key personnel; material changes in the dividend rates on securities or the ability to pay dividends on common shares or other securities; possible restrictions on the ability to operate or dispose of any partially-owned properties; the failure to achieve earnings/funds from operations targets or estimates; the failure to achieve projected returns or yields on (re)development and investment properties (including joint ventures); expected gains on debt extinguishment; changes in generally accepted accounting principles or interpretations thereof; terrorist activities and international hostilities; the unfavorable resolution of legal or regulatory proceedings; the impact of future acquisitions and divestitures; assets that may be subject to impairment charges; significant costs related to environmental issues; changes in LIBOR reporting practices or the method in which LIBOR is determined; and other risks and uncertainties, including those detailed from time to time in WPG’s statements and periodic reports filed with the Securities and Exchange Commission, including those described under “Risk Factors”. The forward-looking statements in this communication are qualified by these risk factors. Each statement speaks only as of the date of this press release and WPG undertakes no obligation to update or revise any forward-looking statements to reflect new information, subsequent events or circumstances. Actual results may differ materially from current projections, expectations, and plans, if any. Investors, potential investors and others should give careful consideration to these risks and uncertainties.

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